UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

December 6, 2011

____________________________

PHOTOTRON HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

0-50385 (Commission File Number)		84-1588927 (IRS Employer Identification No.)
20259 Ventura Boulevard Woodland Hills, CA 91364 (Address of Principal Executive Offices and zip code)

(818) 992-0200

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

As set forth in a Definitive Information Statement on Schedule 14C, filed by the Registrant with the Securities and Exchange Commission on November 10, 2011, and pursuant to the Certificate of Amendment of the Registrant’s Certificate of Incorporation (the “Amendment”), as filed with the Secretary of State of the State of Delaware on December 6, 2011, the Registrant increased the number of its authorized shares of common stock from 200,000,000 to 1,000,000,000.

The Registrant’s Board of Directors and stockholders representing approximately 55.6% of the outstanding shares of the Registrant’s common stock approved the foregoing actions on October 26, 2011 by written consent.

The Amendment, as filed with the Secretary of State of the State of Delaware on December 6, 2011, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

In addition, on October 26, 2011, stockholders representing approximately 55.6% of the outstanding shares of the Registrant’s common stock adopted the Phototron Holdings, Inc. 2011 Stock Incentive Plan by written consent. The adoption of the plan by the Registrant’s stockholders became effective on December 6, 2011.

Item 9.01 Financial Statements and Exhibits.

(d)               Exhibits.

Exhibit Number	Description of Exhibit
3.1	Certificate of Amendment to the Certificate of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phototron Holdings, Inc.

Date: December 8, 2011 By: _/s/ BRIAN SAGHEB________________

Brian B. Sagheb

Chief Executive Officer